Exhibit 99.1

CONTACTS:
CORPORATE COMMUNICATIONS		INVESTOR RELATIONS
Sherrie Gutierrez		Laura Guerrant-Oiye
Aviza Technology, Inc.		Guerrant Associates
Director, Worldwide Corporate		Principal
Marketing		Phone:	+1 (808) 882-1467
Phone:	+1 (831) 439-6382	Fax:	+1 (808) 882-1267
Fax:	+1 (831) 439-6223	lguerrant@guerrantir.com
sherrie.gutierrez@aviza.com

FOR IMMEDIATE RELEASE

AVIZA TECHNOLOGY UPDATES GUIDANCE FOR FOURTH QUARTER FISCAL 2008

AND ANNOUNCES FOURTH QUARTER FISCAL 2008

FINANCIAL RESULTS CONFERENCE CALL AND WEB CAST

SCOTTS VALLEY, Calif., November 6, 2008—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets, today provided an update to the fourth quarter fiscal 2008 guidance, originally established August 6, 2008.  Aviza now expects the following:

•                  Fourth quarter net sales will be at the low end of the previously established range of $35 million to $40 million.

•                  Adjusted net income will be in the range of $100,000 to $1,500,000.  Previously established guidance was adjusted net loss in the range of approximately $3.0 million to adjusted net income of $100,000.

Aviza also noted that fourth quarter financial results were impacted by a restructuring charge primarily related to the impairment of a previously licensed technology.  The restructuring charge is expected to be in the range of $1.8 million to $2.3 million.

CONFERENCE CALL AND WEBCAST – FINANCIAL RESULTS FISCAL 2008 FOURTH QUARTER AND YEAR-END (ENDING SEPTEMBER 26, 2008)

Additionally, Aviza announced that the Company will report fiscal 2008 fourth quarter and year-end financial results after the market close on Thursday, November 20, 2008.  Jerry Cutini, President and CEO, and Patrick O’Connor, Executive Vice President and CFO, will host a conference call to discuss the fourth quarter and year-end results on November 20, 2008, at 4:30 p.m. Eastern Standard Time (1:30 p.m. Pacific Standard Time).

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AVIZA UPDATES FY08 Q4 GUIDANCE AND ANNOUNCES FY08 Q4 & YE FINANCIAL RESULTS CONFERENCE CALL & WEBCAST

To listen to the live web cast, log on to the Aviza website at www.aviza.com.  To access the live conference call, dial 303-262-2125 or 800-218-8862.

A digital replay will be available on Aviza’s website at www.aviza.com under “Calendar of Events” in the “Investors” section of the website two hours after the conclusion of the conference call.

A telephone replay will also be available two hours after the conclusion of the conference call from November 20 to November 23, 2008.  You may access the telephone replay by dialing 303-590-3000 or 800-405-2236 and entering confirmation code 11121289#.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur.  These forward-looking statements include, but are not limited to all statements containing the words “believes,” “expects,” “forecast,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.  Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: variability of our revenues and financial performance; risks associated with product development and technological changes; the acceptance of our products in the marketplace by existing and potential future customers; disruption of operations or increases in expenses due to our involvement in litigation or caused by civil or political unrest or other catastrophic events; general economic conditions and conditions in the semiconductor industry in particular; the continued employment of our key personnel and risks associated with competition.  Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings that we have made, particularly in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available from us without charge.  Please review these filings and do not place undue reliance on these forward-looking statements.  We assume no obligation to update these forward-looking statements.

ABOUT AVIZA TECHNOLOGY, INC.

Aviza Technology, Inc. designs, manufactures, sells and supports advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets.  The company’s systems are used in a variety of segments of the semiconductor market, such as advanced silicon for memory devices, advanced 3-D packaging and power integrated circuits for communications.  Aviza’s common stock is publicly traded on the NASDAQ Global Market (NASDAQ GM: AVZA).  Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the United Kingdom, Germany, France, Taiwan, China, Japan, Korea, Singapore and Malaysia.  Additional information about the company can be found at http://www.aviza.com.

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